KeyCorp First Quarter 2019 Earnings Review April 18, 2019 Beth E. Mooney Don Kimble Chairman and Vice Chairman and Chief Executive Officer Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2018 (“Form 10-K”) and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “cash efficiency ratio,” and certain financial measures excluding notable items. Notable items include certain revenue or expense items that may occur in a reporting period in which management does not consider indicative of ongoing financial performance. Management believes it is useful for the investment community to consider financial metrics with and without notable items in order to enable a better understanding of company results, facilitate comparability of period-to-period financial results, and to evaluate and forecast those results. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 80 of our Form 10-K dated December 31, 2018. GAAP: Generally Accepted Accounting Principles 2

1Q19 Investor Highlights . Revenue reflects solid balance sheet growth − Average loan growth of 3% vs. PY; driven by commercial relationships − Average deposit growth of 5% vs. PY; reflecting growth in core retail relationships . Fee income reflects expected seasonality and lower capital markets related income Driving Returns . Strong expense management ( ↓7% vs. PY excl. notable items (a) ) reflects efficiency efforts across the franchise − On track to reach targeted cash efficiency range of 54-56% in 2H19 . Closed acquisition of Laurel Road Bank’s digital business − Adds attractive client segments and enhances digital capabilities . Strong asset quality: maintaining credit discipline and underwriting standards Strong Risk Management − Net charge-offs to average loans of .29%; portfolios continue to perform well − Nonperforming loans to period-end loans of .61% . Strong capital position with CET1 ratio of 9.84%(a) (b) Disciplined . Completed $199 MM of common share repurchases and declared quarterly dividend of Capital $.17 per common share in 1Q19 Management . Announced capital plans for 3Q19-2Q20 − Includes 9% common share dividend increase from $.17 to $.185 (subject to Board approval) and $1 billion share repurchase program (a) Non-GAAP measure (b) 3/31/19 ratio is estimated (c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans 3

Financial Review 4

Financial Highlights

Continuing operations, unless otherwise noted

		1Q19	4Q18	1Q18	LQ Δ	Y/Y Δ
Profitability	EPS – assuming dilution	$ .38	$ .45	$ .38	(16) %	-
	EPS – excl. notable items[a], [b]	.40	.48	.38	(17)	5 %
	Cash efficiency ratio[a]	61.9 %	59.9 %	62.9 %	200 bps	(100) bps
	Cash efficiency –excl. notable items[a], [b]	60.2	57.4	62.9	280	(270)
	Return on average tangible common equity[a]	13.7	16.4	14.9	(268)	(117)
	ROTCE – excl. notable items[a], [b]	14.4	17.5	14.9	(311)	(50)
	Return on average total assets	1.18	1.37	1.25	(19)	(7)
	Net interest margin	3.13	3.16	3.15	(3)	(2)
Capital[c]	Common Equity Tier 1[d]	9.84 %	9.93 %	9.99 %	(9) bps	(15) bps
	Tier 1 risk-based capital[d]	10.97	11.08	10.82	(11)	15
	Tangible common equity to tangible assets[a]	8.43	8.30	8.22	13	21
Asset Quality	NCOs to average loans	.29 %	.27 %	.25 %	2 bps	4 bps
	NPLs to EOP portfolio loans[e]	.61	.61	.61	-	-
	Allowance for loan and lease losses to EOP loans	.98	.99	1.00	(1)	(2)

EOP = End of Period

(a) Non-GAAP measure: see Appendix for reconciliation
(b) Excludes notable items; see Appendix for detail and reconciliations
(c) From consolidated operations
(d) 3/31/19 ratios are estimated
(e) Nonperforming loan balances exclude $551 million, $575 million, and $690 million of purchased credit impaired loans at March 31, 2019, December 31, 2018, and March 31, 2018, respectively

5

Loans Total Average Loans Highlights $ in billions vs. Prior Year $90 $90 $87 . Average loans up 3% from 1Q18 – C&I balances up 8% driven by broad-based growth with middle-market clients $80 – Home equity continues to be impacted by market trends vs. Prior Quarter $70 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 . Average loans up .4% from 4Q18 – C&I balances up 2% driven by broad-based Average C&I Loans growth with middle-market clients $ in billions – Consumer loans reflect growth in indirect auto, offset by decline in home equity $50 $46 $43 $40 $30 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 6

Deposits

Average Deposits



$ in billions
$110
$100
$90
$80
$103
$108
.36%
.76%
1.00%
.80%
.60%
.40%
.20%
.00%
1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19
Total average deposits
Cost of total deposits

1Q19 Average Deposit Mix



$ in billions
$13.9
$4.8
$28.1
$60.8
Noninterest-bearing
NOW and MMDA
Savings
CDs and other time deposits



34%
66%
Consumer(a)
Commercial and corporate

Highlights

- Deposit cost up 12 bps from 4Q18, reflecting:
  - Higher interest rates
  - Continued migration of portfolio into higher-yielding products
- Strong and stable deposit base
  - 26% noninterest-bearing
  - ~65% stable retail and low-cost escrow

vs. Prior Year

- Average deposits up 5% from 1Q18
- Strength in retail banking franchise and growth from commercial relationships
- Continued mix shift to higher-yielding deposit products

vs. Prior Quarter

- Average deposit balances relatively stable (down .3%) vs. 4Q18
- Reflects expected short-term and seasonal deposit outflows
- Penetration of existing retail and commercial relationships

(a) Consumer includes retail banking, small business, and private banking

7

Net Interest Income and Margin

Net Interest Income & Net Interest Margin Trend (TE)

$ in millions; continuing operations



$1,000
$800
$600
$400
$200
$0
4.0%
3.5%
3.0%
2.5%
$33 $952
$22 $985
3.15%
3.04%
3.13%
3.06%
2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19
Net interest income (TE), excl. PAA
Purchase accounting accretion (PAA)
Reported NIM (TE)
NIM (TE); excl. PAA

	1Q18	2Q18	3Q18	4Q18	1Q19
NIM – reported	3.15%	3.19%	3.18%	3.16%	3.13%
PAA	.11	.09	.09	.07	.07
NIM – excl. PAA	3.04%	3.10%	3.09%	3.09%	3.06%
NII – reported ($MM)	$ 952	$ 987	$993	$1,008	$985
PAA	33	28	26	23	22
NII – excl. PAA	$919	$959	$967	$985	$963(a)

Highlights

- Excluding PAA, 1Q19 net interest income was $963 MM and net interest margin was 3.06%

vs. Prior Year

- Net interest income up $44 MM, or 5%, from 1Q18, excl. PAA
  - Largely driven by higher interest rates and earning asset growth

vs. Prior Quarter

- Net interest income down $22 MM, or 2%, from 4Q18, excl. PAA
  - Reflects lower day count, change in balance sheet mix and lower loan fees

NIM Change vs. Prior Quarter	4Q18:	3.16%
Balance sheet mix		(.02)
Lower loan fees		(.02)
Higher interest rates		.01
Total change		(.03)
	1Q19:	3.13%

TE = Taxable equivalent PAA = Purchase accounting accretion

(a) 1Q19 purchase accounting accretion of $22 MM is made up of $16 MM related to contractual maturities and $6 MM related to prepayments

8

Noninterest Income

Noninterest Income

$ in millions up / (down)	1Q19	vs. 1Q18	vs. 4Q18
Trust and investment services income	$ 115	$ (18)	$ (6)
Investment banking and debt placement fees	110	(33)	(76)
Service charges on deposit accounts	82	(7)	(2)
Operating lease income and other leasing gains	37	5	9
Corporate services income	55	(7)	(3)
Cards and payments income	66	4	(2)
Corporate-owned life insurance	32	0	(7)
Consumer mortgage income	8	1	1
Mortgage servicing fees	21	1	0
Other income	10	(11)	(23)
Total noninterest income	$ 536	(65)	(109)

Highlights

vs. Prior Year

- Noninterest income down $65 MM (-11%) from 1Q18
- Lower investment banking and debt placement fees impacted by timing and market disruption
- Trust and investment services income lower, primarily related to the sale of Key's insurance business in 2018 (fees of $15 MM in 1Q18)
- Continued growth in cards and payments income
- Other income reflected current quarter losses in principal investing

vs. Prior Quarter

- Noninterest income down $109 MM (-17%) from 4Q18
- Seasonal impacts in:
  - Investment banking and debt placement fees
  - Cards and payments income
  - COLI income
- Investment banking and debt placement fees additionally impacted by market disruption and timing of certain transactions
- Other income reflected current quarter losses in principal investing

9

Noninterest Expense

Noninterest Expense

$ in millions up / (down)	1Q19	vs. 1Q18	vs. 4Q18
Personnel	$ 563	$ (31)	$ (13)
Net occupancy	72	(6)	(3)
Computer processing	54	2	(1)
Business services, professional fees	44	3	(5)
Equipment	24	(2)	(2)
Operating lease expense	26	(1)	(6)
Marketing	19	(6)	(6)
FDIC assessment	7	(14)	(2)
Intangible asset amortization	22	(7)	0
OREO expense, net	3	1	2
Other expense	129	18	(13)
Total noninterest expense	$ 963	$ (43)	$ (49)
Notable Items:			
Efficiency initiative expenses	$ 26	-	(2)
Pension settlement charge	-	-	17
Total noninterest expense, excl. notable items[(a)]	$ 937	$ (69)	$ (34)

Highlights

vs. Prior Year

- Noninterest expense excl. notable items down $69 MM, or 7%[(a)]
- Decline in overall expenses reflects Key's efficiency initiative efforts across the franchise
- Personnel expense reflects:
  - Lower salaries
  - Lower performance-based compensation
  - Lower employee benefits
  - Higher severance (efficiency initiative expenses)
- Lower FDIC assessment reflecting elimination of quarterly surcharge

vs. Prior Quarter

- Noninterest expense excl. notable items down $34 MM, or 4%[(a)]
- Decline in overall expenses reflects Key's efficiency initiative efforts across the franchise
- Personnel expense reflects lower salaries and performance-based compensation, partially offset by seasonal increase in employee benefits costs
- Seasonally lower marketing expense
- Lower operating lease and other expenses

(a) Non-GAAP measure

10

Credit Quality Net Charge-offs & Provision for Credit Losses Allowance for Loan and Lease Losses $ in millions 1Q19 allowance for loan losses to period-end loans of .98% $100 1.00% $900 $881 $883 250% .80% $75 $64 $61 $62 200% $54 .60% $800 $50 150% 163% 161% .40% 100% $700 $25 .29% .20% .25% 50% $0 .00% $600 0% 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 NCOs Provision for credit NCOs to average loans Allowance for loan Allowance for loan and losses and lease losses lease losses to NPLs Nonperforming Loans (a) Acquired Loans $ in millions $ in millions $800 2.00% $100 1.00% 1.60% $600 $541 $548 $80 .80% $80 1.20% $73 $71 $68 $400 $61 .60% .61% .61% .80% $60 $200 .50% .52% .53% .52% .40% .48% .40% $0 .00% $40 .20% 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 NPLs NPLs to period-end loans Allowance for Acquired loan allowance to acquired loans period-end acquired loans NCO = Net charge-off 11 (a) Nonperforming loan balances exclude $551 million and $690 million of purchased credit impaired loans at March 31, 2019, and March 31, 2018, respectively

Capital Common Equity Tier 1 (a) Highlights 12.00% . Strong capital position: CET1 ratio of 9.84% (a) at 3/31/2019 9.99% 9.84% 10.00% . Declared dividend of $0.17 per common share and repurchased $199 MM (c) in common shares in 1Q19 8.00% . Announced planned capital actions for 3Q19-2Q20 . 9% common share dividend increase, from $.17 to $.185 in 3Q19, subject to Board approval 6.00% 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 . A common share repurchase program of up to $1B Tangible Common Equity to Tangible Assets (b) Quarterly Common Share Dividend $0.20 +62% 1Q19 vs. 1Q18 10.00% $.17 8.22% 8.43% $0.16 7.50% $0.12 $.105 5.00% $0.08 2.50% $0.04 0.00% 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 (a) 3/31/19 ratios are estimated (b) Non-GAAP measure: see Appendix for reconciliation 12 (c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans

FY2019 Outlook & Long-term Targets FY 2019 Average Balance • Loans: average balances in the range of $90 B - $91 B Sheet • Deposits: average balances in the range of $108 B - $109 B Net Interest Income • Net interest income expected to be in the range of $4.0 B - $4.1 B (TE) • Outlook assumes interest rates remain unchanged Noninterest Income • Expected to be in the range of $2.5 B - $2.6 B • Expected to be in the range of $3.85 B - $3.95 B Noninterest − Includes realization of $200 MM run-rate cost savings in 2H19 Expense − Achieve cash efficiency ratio target of 54 - 56% by 2H19 − Includes impact of Laurel Road acquisition • Net charge-offs to average loans below targeted range of 40 - 60 bps Credit Quality • Provision expected to slightly exceed net charge-offs Taxes • GAAP tax rate in the range of 18% - 19% Long-term Targets Positive operating Cash efficiency ratio: Moderate risk profile: ROTCE: Net charge-offs to avg. loans leverage 54% - 56% 16 - 19% targeted range of 40-60 bps 13

Appendix 14

Loan Portfolio Detail, at 3/31/19 Total Loans Commercial Loans $ in billions 3/31/19 % of total Diversified Portfolio by Industry loans Total commercial loans: Utilities Agriculture Automotive Commercial and industrial $ 46.5 52 Transportation Business Products Business Services Commercial real estate 15.8 17 Technology Media And Telecom C&I CRE Chemicals Commercial lease financing$40 4.5$18 5 Construction Total Commercial $ 66.7 74 Consumer Discretionary Residential mortgage 5.6 6 Real Estate Home equity 10.8 12 Consumer Services Consumer direct 2.2 2 Equipment Credit card 1.1 1 Consumer indirect 3.7 4 Public Sector Finance Other Total Consumer $ 23.4 26 Materials/ Oil And Gas Extraction Metals And Mining Home Equity Commercial Real Estate 2008/ Outstanding Average Average prior Balances Loan Size FICO Construction vintage . Focused on relationships with CRE owners First lien $ 6,419 59% $ 70,787 773 16 % Second lien 4,426 41 46,368 773 28 . Aligned with targeted industry verticals Total home equity $ 10,846 . Primarily commercial mortgage; selective approach to construction . Combined weighted-average LTV at Commercial mortgage origination: 70% Fixed . Criticized non-accruals: 0.6% of period- 66% 91% Variable 47% end balances (a) 53% . $555 million in lines outstanding (7.8% of the home equity lines) come to end of draw period by 1Q21 3/31/2009 3/31/2019 Tables may not foot due to rounding 15 (a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition

Investment Portfolio Average Total Investment Securities Highlights $ in billions . Portfolio composed primarily of GNMA and GSE- $31.6 $32.0 $29.9 2.75% backed MBS and CMOs 2.47% $24.0 2.50% ‒ Primarily fixed rate ‒ GNMA 45% of 1Q19 average balances $16.0 2.16% 2.25% . Portfolio used for funding and liquidity $8.0 2.00% management: ‒ Securities cash flows of $930 MM in 1Q19 $0.0 1.75% 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 – Reinvesting cash flows into High Quality Liquid Assets Average AFS securities Average yield (a) Average HTM securities . Replaced cash flows at higher yields during 1Q19 Securities to Total Assets (b) − Yield on new investments ~105 bps higher than maturities 25% 23% − Portfolio yield has increased 31 bps from 22% prior year 20% . Portfolio average life of 4.5 years and duration of 3.8 years at 3/31/2019 15% 10% 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 (a) Yield is calculated on the basis of amortized cost 16 (b) Includes end-of-period held-to-maturity securities at amortized cost and available-for-sale securities at fair value

Asset & Liability Management Positioning

Balanced positioning supports strong, stable net interest margin

Business and Balance Sheet Highlights

- Strong, low-cost deposit base
  - $79 B interest-bearing deposits at 103 bps
  - $28 B noninterest-bearing deposits
  - Cumulative interest-bearing deposit beta of 35%
  - ~65% stable retail and low-cost escrow
  - >85% from markets where Key maintains Top 5 deposit or branch share
- Relationship-oriented lending franchise
  - Distinctive commercial capabilities drive C&I loan growth and ~70% floating-rate loan mix
  - Addition of Laurel Road enhances fixed rate loan volumes with an attractive profile
- Disciplined balance sheet management with recurring re-investment opportunities
  - $32 B securities portfolio is >99% government-guaranteed and generates ~$400 MM cash flows per month
  - Discretionary hedge activities help moderate interest rate risk exposure and lock in spreads on new business

Positioning

- Actively hedging to reduce current and future exposure to declining rates
  - Executed ~$4 B in interest rate swaps and floors in 1Q19
  - ~$12 B in hedge executions since 3Q18 significantly reduce declining rate exposure
- Reducing asset sensitivity as the curve flattens and economic growth slows
  - Lower level of exposure due to a more balanced rate outlook
  - Shorter duration loan and investment portfolios provide opportunity for continued benefit to higher rates
  - Higher deposit betas have reduced the benefit to rising short term interest rates

Balanced interest rate risk position:
Neutral for a 200 bps increase over 12 months
NII impact of -.7% for a 100 bps decrease over 12 months

17

Credit Quality Trends Delinquencies to Period-end Total Loans Criticized Outstandings (a) to Period-end Total Loans Continuing operations Continuing operations .80% 6.0% .60% 4.0% 3.6% .35% 2.9% .40% .32% 2.0% .20% .13% .09% .00% .0% 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 30 – 89 days delinquent 90+ days delinquent Metric (b) 1Q19 4Q18 3Q18 2Q18 1Q18 Delinquencies to EOP total loans: 30-89 days .32% .35% .41% .49% .35 % Delinquencies to EOP total loans: 90+ days .13 .13 .10 .12 .09 NPLs to EOP portfolio loans (c) .61 .61 .72 .62 .61 NPAs to EOP portfolio loans + OREO + Other NPAs (c) .66 .64 .75 .65 .65 Allowance for loan losses to period-end loans .98 .99 .99 1.01 1.00 Allowance for loan losses to NPLs 161.1 162.9 137.5 162.8 162.8 (a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition (b) From continuing operations (c) Nonperforming loan balances exclude $551 million, $575 million, $606 million, $629 million, and $690 million of purchased credit impaired loans at March 31, 18 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018, respectively

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs[b]/ average loans (%)	Nonperforming loans[c]	Ending allowance[d]	Allowance / period-end loans[d] (%)	Allowance / NPLs (%)
	3/31/19	1Q19	1Q19	1Q19	3/31/19	3/31/19	3/31/19	3/31/19
Commercial and industrial[a]	$ 46,474	$ 45,998	$ 26	0.23%	$ 170	$ 530	1.14%	311.76%
Commercial real estate:								
Commercial Mortgage	14,344	14,325	4	.11	82	144	1.00	175.61
Construction	1,420	1,561	4	1.04	2	28	1.97	N/M
Commercial lease financing[e]	4,507	4,497	7	.63	9	35	.78	388.89
Real estate – residential mortgage	5,615	5,543	-	-	64	8	.14	12.50
Home equity	10,846	10,995	2	.07	195	36	.33	18.46
Consumer direct loans	2,165	1,862	9	1.96	3	33	1.52	N/M
Credit cards	1,086	1,105	9	3.30	3	47	4.33	N/M
Consumer indirect loans	3,721	3,763	3	.32	20	22	.59	110.00
Continuing total	$ 90,178	$ 89,649	$ 64	.29%	$ 548	$ 883	.98%	161.13%
Discontinued operations	1,019	1,041	3	1.17	7	13	1.28	185.71
Consolidated total	$ 91,197	$ 90,690	$ 67	.30%	$ 555	$ 896	.98%	161.44%

N/M = Not meaningful

(a) 3/31/19 ending loan balance includes $135 million of commercial credit card balances; average loan balance includes $133 million of assets from commercial credit cards
(b) Net loan charge-off amounts are annualized in calculation
(c) 3/31/19 NPL amount excludes $551 million of purchased credit impaired loans
(d) 3/31/19 allowance by portfolio is estimated
(e) Commercial lease financing includes receivables held as collateral for a secured borrowing of $12 million at March 31, 2019. Principal reductions are based on the cash payments received from these related receivables

19

GAAP to Non-GAAP Reconciliation $ in millions Three months ended 3/31/2019 12/31/2018 3/31/2018 Notable Items Efficiency iniative expenses $ 26 $ 24 - Pension settlement charge - 17 - Total notable items $ 26 $ 41 - Income taxes 6 10 - Total notable items after tax $ 20 $ 31 - Earnings per common share (EPS) excluding notable items EPS from continuing operations attributable to Key common shareholders ─ assuming dilution $ .38 $ .45 $ .38 Add: EPS impact of notable items .02 .03 - EPS from continuing operations attributable to Key common shareholders excluding notable items (non-GAAP) $ .40 $ .48 $ .38 Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) $ 15,924 $ 15,595 $ 14,944 Less: Intangible assets (a) 2,804 2,818 2,902 Preferred Stock (b) 1,421 1,421 1,009 Tangible common equity (non-GAAP) $ 11,699 $ 11,356 $ 11,033 Total assets (GAAP) $ 141,515 $ 139,613 $ 137,049 Less: Intangible assets (a) 2,804 2,818 2,902 Tangible common equity to tangible assets ratio (non-GAAP) $ 138,711 $ 136,795 $ 134,147 Tangible common equity to tangible assets ratio (non-GAAP) 8.43% 8.30% 8.22% (a) For the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, intangible assets exclude $12 million, $14 million, and $23 million, respectively, of period-end purchased credit card receivables 20 (b) Net of capital surplus

GAAP to Non-GAAP Reconciliation Three months ended $ in millions 3/31/2019 12/31/2018 3/31/2018 Average tangible common equity Average Key shareholders' equity (GAAP) $ 15,702 $ 15,384 $ 14,889 Less: Intangible assets (average) (a) 2,813 2,828 2,916 Preferred Stock (average) 1,450 1,450 1,025 Average tangible common equity (non-GAAP) $ 11,439 $ 11,106 $ 10,948 Return on average tangible common equity from continuing operations Net income (loss) from continuing operations attributable to Key common shareholders (GAAP) $ 386 $ 459 $ 402 Plus: Notable items, after tax 20 31 - Net income (loss) from continuing operations attributable to Key common shareholders excl. notable items $ 406 $ 490 $ 402 Average tangible common equity (non-GAAP) 11,439 11,106 10,948 Return on average tangible common equity from continuing operations (non- GAAP) 13.69% 16.40% 14.89% Return on average tangible common equity from continuing operations excl. notable items (non- GAAP) 14.39% 17.50% 14.89% Cash efficiency ratio Noninterest expense (GAAP) $ 963 $ 1,012 $ 1,006 Less: Intangible asset amortization 22 22 29 Adjusted noninterest expense (non-GAAP) $ 941 $ 990 $ 977 Less: Notable items 26 41 - Adjusted noninterest expense (non-GAAP) $ 915 $ 949 $ 977 Net interest income (GAAP) $ 977 $ 1,000 $ 944 Plus: Taxable-equivalent adjustment 8 8 8 Noninterest income 536 645 601 Total taxable-equivalent revenue (non-GAAP) $ 1,521 $ 1,653 $ 1,553 Plus: Notable items - - - Adjusted total taxable-equivalent revenue (non-GAAP) $ 1,521 $ 1,653 $ 1,553 Cash efficiency ratio (non-GAAP) 61.9% 59.9% 62.9% Cash efficiency ratio excluding notable items (non-GAAP) 60.2% 57.4% 62.9% (a) For the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, average intangible assets exclude $13 million, $15 million, and $24 21 million, respectively, of average purchased credit card receivables